Exhibit 10.49

ADDENDUM TO ADMINISTRATIVE SERVICES AGREEMENT

This Addendum (the “Addendum”) is entered into as of January 1, 2011, by and among NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, LLC., a New York limited liability company (“MANAGEMENT SERVICES”) and YONKERS RADIATION MEDICAL PRACTICE, P.C., a New York professional corporation (the “PC”).  This Addendum amends Section 3.1 of the Administrative Services Agreement dated January 1, 1999 between the parties (the “Agreement”) to adjust the monthly Service Fee payable at the rate of $500.00 per external beam treatment billed in 2010 to a monthly Service Fee payable at the rate of $570.00 per external beam treatment billed (currently CPT codes 77372, 77373, 77401 — 77416, 77418, and 77781 — 77784) and replaces the Addendum of that same Section dated January 1, 2010.  From and after the date hereof, Section 3.1 shall read as follows:

3.1. Service Fee.  For the services to be provided hereunder by MANAGEMENT SERVICES, the PC shall pay to MANAGEMENT SERVICES a monthly Service Fee at the rate of $570.00 per external beam treatment billed (currently CPT codes 77372, 77373, 77401 — 77416, 77418, and 77781 — 77784).  The parties agree that the Service Fee represents the fair market value of the services provided by MANAGEMENT SERVICES hereunder and that the parties shall meet annually to reevaluate the value of services provided by MANAGEMENT SERVICES and shall establish the fair market value thereof for purposes of this Section 3.1.

Accepted:	NEW YORK RADIATION THERAPY
MANAGEMENT SERVICES, INC.

	By:	/s/ Kerrin E. Gillespie
Kerrin E. Gillespie
Vice President

Accepted:	YONKERS RADIATION MEDICAL
PRACTICE, P.C.

	By:	/s/ James H. Rubenstein, M.D.
James H. Rubenstein, M.D.
President